Exhibit 10.2

LEASE

dated January 9, 2006

between

NORTH STREET ASSOCIATES LLC

as Lessor

and

ATLANTIC EXPRESS TRANSPORTATION CORP.

as Lessee

Affecting premises commonly known as 7 NORTH STREET, 3 NORTH STREET,
2153 RICHMOND TERRACE, in Staten Island, New York.

1 — Demised Premises and Lease Term
2 — Rent
3 — No Counterclaim or Abatement
4 — Use of Demised Premises
5 — Condition of Demised Premises
6 — Maintenance and Repair
7 — Alterations and Additions
8 — Impositions
9 — Compliance With Requirements
10 — Liens
11 — Permitted Contests
12 — Utility Services
13 — Insurance
14 — Indemnification By Lessee
15 — Damage or Destruction
16 — Taking of the Demised Premises
17 — Quiet Enjoyment
18 — Right to Cure Lessee’s Default
19 — Events of Default and Termination
20 — Repossession
21 — Reletting
22 — Assignment of Subrents
23 — Lessee’s Equipment
24 — Security Deposit
25 — Survival of Obligations; Damages
26 — Injunction
27 — Waivers
28 — Lessor’s Remedies Cumulative
29 — Assignment and Subletting
30 — Subordination and Attornment
31 — Entry by Lessor
32 — Conveyance by Lessor
33 — No Merger of Title
34 — Acceptance of Surrender
35 – Holdover Tenancy
36 — End of Lease Term
37 — Option to Extend Lease Term
38 — Brokerage
39 — Definitions
40 — Notices
41 – Communications Tower
42 – Miscellaneous
Exhibit A — Description of Land

LEASE

LEASE, dated January 9, 2006, between NORTH STREET ASSOCIATES LLC, a NEW YORK limited liability company, having an address at 55 West 47th Street, New York, New York 10036 (“Lessor”), and ATLANTIC EXPRESS TRANSPORTATION CORP., a NEW YORK corporation, having an address at 7 NORTH STREET, STATEN ISLAND, NEW YORK 10302 (“Lessee”).

1.  The Demised Premises and Lease Term

In consideration of the Rent hereinafter reserved and the terms, covenants and conditions set forth in this Lease to be observed and performed by Lessee, Lessor hereby demises and leases to Lessee, and Lessee hereby rents and takes from Lessor, the following property (collectively hereinafter referred to as the “Demised Premises”):  (a) all the land (the “Land”) described in Exhibit A hereto and designated as Section 5, Block 1070, Lots 1, 31 and 20 ; (b) all buildings, structures and other improvements (the “Improvements”) now or hereafter located on the Land, other than Lessee’s Equipment as hereinafter defined; and (c) all rights of way or of use, servitudes, licenses, tenements, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing; TO HAVE AND TO HOLD the Demised Premises unto Lessee, and the permitted successors and assigns of Lessee, upon and subject to all of the terms, covenants and conditions herein contained, for a term (the “Lease Term”) of TEN YEARS, commencing on January 9, 2006 and expiring on December 31, 2015, unless the Lease Term shall sooner terminate pursuant to any of the conditional limitations or other provisions of this Lease.

2.  Rent

Lessee covenants to pay to Lessor as a net minimum rent (the “Fixed Rent”) during the Lease Term $357,000.00 per annum for the principal of the Lease Term which precedes December 31, 2006, and $364,140.00 per annum from January 1, 2007 until December 31, 2007, and $371,422.80 per annum from January 1, 2008 until December 31, 2008, and $378,851.26 per annum from January 1, 2009 until December 31, 2009, and $386,428.29 per annum from January 1, 2010 until December 31, 2010, and $394,156.86 per annum from January 1, 2011 until December 31, 2011, and $402,039.99 per annum from January 1, 2012 until December 31, 2012, and $410,080.80 per annum from January 1, 2013 until December 31, 2013, and $418,282.41 per annum from January 1, 2014 until December 31, 2014, and $426,648.06 per annum from January 1, 2015 until December 31, 2015.

The Fixed Rent shall be payable in advance in equal monthly installments on the first day of each calendar month.  If the Lease Term does not commence on the first day of a month, the Fixed Rent for the month in which the Lease Term commences shall be appropriately apportioned.  The first installment of Fixed Rent shall be paid simultaneously with the execution of this Lease.  Each date on which Fixed Rent is payable hereunder is hereinafter referred to as a “Rent Payment Date”.

Lessee also covenants to pay, from time to time as provided in this Lease, as Additional Rent:  all other amounts and obligations which Lessee assumes or agrees to pay under this Lease; interest at the rate of ten percent per annum on such of the foregoing amounts and obligations as are payable to Lessor and are not paid within ten days after the due date (or, if a demand therefor is required by the terms of this Lease, within ten days after such demand), from the due date or such demand, as the case may be, until the payment thereof; and interest at the rate of ten percent per annum on all installments of Fixed Rent not paid on the due date, from the due date until paid.  If Lessee fails to pay any such Additional Rent, Lessor shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the case of nonpayment of rent. Additional Rent shall specifically include any and all utilities, whether paid directly to the providers or to Landlord, full amount of real estate taxes and any and all expenses incurred in connection with environmental issues relating to the Premises.

All Fixed Rent and Additional Rent (collectively hereinafter referred to as “Rent”) shall be paid in such coin or currency (or, subject to collection, by good check payable in such coin or currency) of the United States of America as at the time shall be legal tender for the payment of public and private debts, at the office of Lessor as set forth above, or at such place and to such person as Lessor from time to time may designate.

3.  No Counterclaim or Abatement

All Rent shall be absolutely net to Lessor so that this Lease shall yield to Lessor the full amount of the installments thereof throughout the Lease Term without deduction.  All Rent shall be paid to Lessor without notice, demand, counterclaim, setoff, deduction or defense, and nothing shall suspend, defer, diminish, abate or reduce any Rent, except as otherwise specifically provided in this Lease.

The obligations and liabilities of Lessee hereunder in no way shall be released, discharged or otherwise affected (except as expressly provided herein) by reason of:  any damage to or destruction of or any Taking of the Demised Premises or any part thereof; any restriction or prevention of or interference with any use of the Demised Premises or any part thereof; any title defect or encumbrance or any eviction from the Demised Premises or any part thereof by title paramount or otherwise; any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessor, or any action taken with respect to this Lease by any trustee or receiver of Lessor, or by any court, in any such proceeding; any claim which Lessee has or might have against Lessor; any failure on the part of Lessor to comply with or perform any of the terms hereof or of any other agreement with Lessee; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing.  Except as expressly provided herein, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Demised Premises or any part thereof, or to receive any abatement, suspension, deferment, diminution or reduction of any Rent payable by Lessee hereunder.

4.  Use of Demised Premises

Lessee covenants that the Demised Premises shall be used solely for VEHICLE AND BUS PARKING, MAINTENANCE AND REPAIR, administrative offices, lodging with respect to 3 North Street and for no other purpose, unless approved in writing by Lessor.

Lessee shall not do or permit any act or thing which is contrary to any Legal Requirements or Insurance Requirements, or which might impair the value or usefulness of the Demised Premises or any part thereof.  Lessee shall not use, or allow the Demised Premises or any part thereof or any Improvements now or hereafter erected thereon or any appurtenances thereto to be used or occupied, for any unlawful purpose or in violation of any certificate of occupancy, and shall not suffer any act to be done or any condition to exist within the Demised Premises or any part thereof, or in any Improvements now or hereafter erected thereon, or on any appurtenance to the Demised Premises, or permit any article to be brought therein, which may be dangerous, unless safeguarded as required by law, or which may constitute a nuisance, public or private, or which may make void or voidable any insurance in force with respect thereto.

Lessee shall not do or suffer any waste, damage, disfigurement or injury to the Demised Premises.

Lessee shall not permit the spilling, discharge, release, deposit or placement on the Demised Premises or any part thereof, whether in containers or other impoundments, of any substance which is a hazardous or toxic substance within the meaning of any applicable environmental law.

Landlord shall be authorized to build a dock on the Premises and utilize it in a way to receive income.

5.  Condition of Demised Premises

Lessee represents that Lessee has examined and is fully familiar with the physical condition of the Demised Premises, the Improvements thereon, the sidewalks and structures adjoining the same, subsurface conditions, and uses thereof.  Lessee accepts the same, without recourse to Lessor, in the condition and state in which they now are, and agrees that the Demised Premises complies in all respects with all requirements of this Lease.  Lessor makes no representation or warranty, express or implied in fact or by law, as to the nature or condition of the Demised Premises, or its fitness or availability for any particular use, or the income from or expenses of operation of the Demised Premises.  Lessor shall not be liable for any latent or patent defect therein.

6.  Maintenance and Repair

Lessee, at all times during the Lease Term and at Lessee’s expense, shall keep the Demised Premises, and all Improvements now or hereafter located thereon, and all facilities and equipment thereon, and the adjoining sidewalks, curbs, vaults and vault space, if any, streets and ways, and all appurtenances to the Demised Premises, in a good and clean order and condition and in such condition as may be required by all Legal Requirements and Insurance Requirements, and promptly shall make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, or foreseen or unforeseen.  All repairs, replacements and renewals shall be equal in quality and class to the original work.  Lessee waives any right created by any law now or hereafter in force to make repairs to the Demised Premises at Lessor’s expense.

Lessee, at Lessee’s expense, shall do or cause others to do every act necessary or appropriate for the preservation and safety of the Demised Premises by reason of or in connection with any excavation or other building operation upon the Demised Premises or any adjoining property, including without limitation all shoring of foundations and walls of the Improvements or of the ground adjacent thereto, whether or not the owner of the Demised Premises shall be required by any Legal Requirement to take such action or shall be liable for failure to do so.

7.  Alterations and Additions

Lessee shall not be entitled to make any alterations of or additions to the Demised Premises without the prior written consent of Lessor in each instance.

The title to all additions, repairs and replacements to any Improvements made during the Lease Term and any renewal thereof, forthwith shall vest in Lessor, and said Improvements, additions, repairs and replacements shall be and become the sole and absolute property of Lessor, without any obligation of payment by Lessor therefor.

8.  Impositions

Subject to Article 11 relating to contests, Lessee, at Lessee’s expense, shall bear, pay and discharge all Impositions at least twenty days prior to the last day upon which the same may be paid without any interest, penalty, fine or cost being added for the late payment thereof, and shall furnish to Lessor for inspection within thirty days after request, official receipts of the appropriate taxing authority or other proof satisfactory to Lessor evidencing such payment.  If by law any Imposition may be paid in installments, Lessee shall be obligated to pay only those installments as they become due from time to time before any interest, penalty, fine or cost may be added thereto.  Any Imposition relating to the fiscal period of the taxing authority, part of which is included within the Lease Term and a part of which precedes or extends beyond the Lease Term, shall, if Lessee shall not be in default hereunder, be apportioned between Lessor and Lessee as of the commencement or expiration, as the case may be, of the Lease Term.  An official certificate or statement issued or given by any sovereign or governmental authority or agency, or any public utility, showing the existence of any Imposition, or interest or penalties thereof, the payment of which is the obligation of Lessee as provided herein, shall be prima facia evidence for all purposes of this Lease of the existence, amount and validity of such Imposition.

Upon the occurrence and continuance of an event of default, at the option of Lessor, which may be exercised by written notice to Lessee, Lessee shall pay to Lessor, on each Rent Payment Date during the Lease Term, an amount equal to one twelfth (1/12th) of all Impositions becoming due within the ensuing twelve months, as reasonably estimated by Lessor.  Such estimate, and consequently the monthly installments, may be adjusted at any time by Lessor.  Each year Lessor shall provide to Lessee an accounting, and if such accounting shows that the total of the monies received hereunder exceeds the amounts paid by Lessor for all Imposition, Lessee shall be credited for the difference against the next installments becoming due hereunder.  If immediately prior to any Rent Payment Date any Imposition is due, in whole or in part, or if on the rendering of an accounting as aforesaid a deficiency exists or may reasonably be expected, Lessee shall pay the same to Lessor on demand.  The obligations of the parties hereunder shall survive the expiration or termination of the Lease Term.

9.  Compliance With Requirements

Subject to Article 11 relating to contests, Lessee, at all times during the Lease Term and at Lessee’s expense, promptly and diligently shall:  comply with all Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Demised Premises or any part thereof; comply with any instruments of record at the time affecting the Demised Premises or any part thereof;  and procure, maintain and comply with all permits, licenses, franchises and other authorizations required for any use of the Demised Premises or any part thereof then being made, including without limitation all permits, licenses, and franchises which Lessee is required to obtain for the proper erection, installation, operation or maintenance of the Improvements or Lessee’s Equipment or any part thereof.

From time to time at the request of Lessor, Lessee at Lessee’s expense shall execute, file and record such certificates of compliance, continuation statements, and other documents and certificates, and shall pay such fees and comply with such laws and regulations, as are necessary or appropriate to preserve and protect any right of Lessor under this Lease.  Lessee shall furnish to Lessor an opinion satisfactory to Lessor, of counsel satisfactory to Lessor, with respect to the adequacy of such filings and recording.

If Lessee’s use of the Demised Premises is or becomes a legal nonconforming use under any Legal Requirement, Lessee shall continually occupy and use the Demised Premises without interruption and comply with such other requirements as may be necessary or appropriate so that such use does not become illegal and may be continued by future occupants of the Demised Premises following the expiration or termination of the Lease Term.

Lessee shall not permit all or any part of the Demised Premises to be availed of to qualify for fulfillment of any municipal or governmental requirements for the construction or maintenance of any buildings or other improvements on property other than the Demised Premises, and no building or other improvement constructed on the Demised Premises shall rely on other property not demised hereunder in order to qualify for fulfillment of any governmental requirements.  Lessee shall not by act or omission impair the integrity of the Demised Premises as a zoning lot or lots separate and apart from all other property.  Any attempt by Lessee to take any action which would violate any provision of this paragraph shall be null and void.

During any period of the Lease Term when any perimeter portion of the Demised Premises shall be unimproved by any structure, wall, fence or gate, Lessee shall prevent the same from being used by the public, as such, without restriction or in such manner as might tend to impair Lessor’s title to the Demised Premises or any part thereof, or in such manner as might create an enforceable claim or claims of adverse use or possession by the public, or of implied dedication, of the Demised Premises or any part thereof.  Such perimeter portion of the Demised Premises so unimproved at all times shall be subject to such rules or directions as Lessor from time to time may make or give in writing with respect to the maintenance and use thereof, consistent with Lessor’s protection against a claim or claims of the public.  All such rules and directions so made or given shall be deemed to be and become incorporated in this Lease by reference and shall be complied with and performed fully and promptly by Lessee at Lessee’s expense.  Lessee hereby acknowledges that Lessor does not hereby consent, expressly or by implication, to the unrestricted use or possession of any portion of the Demised Premises by the public.

10.  Liens

Lessee shall not directly or indirectly create or permit to be created or to remain, and shall discharge, any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other retention agreement with respect to the Demised Premises or any part thereof, Lessee’s interest therein, or any Fixed Rent or other Rent payable under this Lease, other than:  liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested as permitted in Article 11 hereof; and the liens of mechanics, materialmen, suppliers or vendors, or right thereto, incurred in the ordinary course of business for sums which under the terms of the related contract are not at the time due, provided that adequate provision for the payment thereof shall have been made and provisions of the following paragraph are complied with.

If, in connection with any work being performed by or for Lessee or any subtenant or in connection with any materials being furnished to Lessee or any subtenant, any mechanic’s lien or other lien or charge shall be filed or made against the Demised Premises or any part thereof, or if any such lien or charge shall be filed or made against Lessor, then Lessee, at Lessee’s expense, within thirty days after such lien or charge shall have been filed or made, shall cause the same to be canceled and discharged of record by payment thereof or filing a bond or otherwise.  Lessee promptly and diligently shall defend any suit, action or proceeding which may be brought for the enforcement of such lien or charge; shall satisfy and discharge any judgment entered therein within thirty days from the entering of such judgment by payment thereof or filing a bond or otherwise; and on demand shall pay all damages, costs and expenses, including reasonable attorneys’ fees, suffered or incurred by Lessor in connection therewith.

Nothing contained in this Lease shall constitute any consent or request by Lessor, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in any fashion that would permit the filing or making of any lien or claim against Lessor or the Demised Premises.  Lessor shall have the right, from time to time, to place upon the Demised Premises in a conspicuous place such sign or other notice as Lessor may deem necessary so as to give notice to others of the provisions of the preceding sentence.

11.  Permitted Contests

Lessee, at Lessee’s expense, after prior written notice to Lessor, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement, or the application of any instrument of record referred to in Article 9 hereof, provided that:  Lessee shall first make all contested payments, under protest if Lessee desires, unless such proceedings shall suspend the collection thereof from Lessor, from any Rent and from the Demised Premises; neither the Demised Premises, nor any part thereof or interest therein, nor any Rent would be in any danger of being sold, forfeited, lost or interfered with; in the case of a Legal Requirement, Lessor would not be in any danger of any additional civil or criminal liability for failure to comply therewith and the Demised Premises would not be subject to the imposition of any lien as a result of such failure; and Lessee shall have furnished such security, if any, as may be reasonably requested by Lessor.

Prior to any Imposition being contested becoming due, and from time to time thereafter until payment thereof shall be made or shall be determined not to be payable by the appropriate body having jurisdiction, Lessee shall deposit and maintain with Lessor an amount of money, or other security satisfactory to Lessor, sufficient to pay the items so contested or intended to be contested together with the interest and penalties thereon which may accrue during such contest, which amount shall be held by Lessor and may be applied by Lessor to the payment of such items, interest and penalties, when finally fixed and determined.  If the amount deposited with Lessor shall exceed the amount of such items, and any interest and penalties, any excess remaining in Lessor’s hands after the payment thereof shall be returned to Lessee.  At any time, prior to or during any such contest, Lessor, after written notice to Lessee, may pay and apply said money, or so much thereof as may be required, to the payment of any Impositions, interest and penalties which, in Lessor’s judgment, should be paid to prevent the sale of the Demised Premises or any part thereof or of the lien created thereby, or to prevent the commencement of any action of foreclosure or otherwise, by the holder of any such lien.  To the extent that the amount of money so deposited with Lessor shall be insufficient fully to satisfy and discharge any such Imposition, and interest and penalties thereon, Lessor may pay the same and the deficiency so paid by Lessor shall be and become immediately due and payable by Lessee to Lessor.

12.  Utility Services

Lessee shall pay all charges for all public or private utility services and all sprinkler systems and protection services at any time rendered to or in connection with the Demised Premises or any part thereof; shall comply with all contracts relating to any such services; and shall do all other things required for the maintenance and continuance of all such services.

13.  Insurance

Lessee, at all times during the Lease Term and at Lessee’s expense, shall provide and maintain in full force and effect with insurers approved by Lessor:  (a) insurance with respect to the Improvements against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending strike, civil commotion, aircraft, vehicles, smoke and other risks from time to time included under “extended coverage” policies, in an amount equal to at least 100% of the full replacement value of the Improvements, and in any event in an amount sufficient to prevent Lessor or Lessee from becoming a coinsurer of any loss under applicable policies, which shall be written on a replacement cost basis; (b) public liability and property damage insurance protecting Lessor against any and all liability occasioned by negligence, occurrence, accident or disaster in or about the Demised Premises or any part thereof, or the Improvements now or hereafter erected thereon, or adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any appurtenances thereto, in amounts approved from time to time by Lessor, which amounts at the date hereof shall be, in the case of public liability, $1,000,000 per person and $3,000,000 per accident, and in the case of property damage, $500,000; (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located on the Demised Premises in amounts approved by Lessor, which amount at the date hereof shall be $500,000; (d) war risk insurance when and to the extent obtainable from the Federal government or any agency thereof; (e) appropriate workers’ compensation or other insurance against liability arising from claims of workers in respect of and during the period of any work on or about the Demised Premises; (f) if the Demised Premises are located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available for the Demised Premises under the National Flood Insurance Act of 1968; and (g) insurance against such other hazards and in such amounts as is customarily carried by prudent owners and operators of similar properties, and as Lessor reasonably may request.  Lessee shall comply with such other requirements as Lessor from time to time reasonably may request for the protection by insurance of Lessor’s interests.

All insurance maintained by Lessee pursuant to this Article 13:  (a) shall, except for workers’ compensation insurance, name Lessor and Lessee as insureds, as their respective interests may appear, and shall include an effective waiver by the issuer of all rights of subrogation against any named insured or such insured’s interest in the Demised Premises or any income derived therefrom; (b) shall provide that all insurance claims for losses of less than

$50,000 shall be adjusted by Lessee, and all insurance claims for losses of such amount or more, except for workers’ compensation insurance which shall be adjusted by Lessee, shall be adjusted by Lessor; (c) shall provide, except in the case of public liability and workers’ compensation insurance, that insurance proceeds shall be payable to Lessor for the benefit of Lessor and Lessee, as their respective interests may appear; (d) shall provide that any losses shall be payable notwithstanding any act or failure to act or negligence of Lessor or Lessee or any other person; (e) shall provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least ten days after receipt by Lessor and Lessee of written notice thereof; and (f) shall be satisfactory in all other respects to Lessor acting reasonably.  Any such insurance, at Lessee’s option, may be provided through a blanket policy or policies in form and substance satisfactory to Lessor, provided such policies shall provide in a manner satisfactory to Lessor for specific allocation to the Demised Premises of the coverage afforded by such blanket policy or policies, and provided further that such blanket policy or policies give to Lessor no less protection than that which would be afforded by separate policies.

Upon the execution of this Lease and thereafter not less than fifteen days prior to the expiration date of any policy delivered pursuant to this Article 13, Lessee shall deliver to Lessor certificates of the insurer, in form and substance satisfactory to Lessor, as to the issuance and effectiveness of such policies and the amounts of coverage afforded thereby, accompanied by copies of such policies.

If at any time Lessee shall neglect or fail to provide or maintain insurance or to deliver insurance policies in accordance with this Article 13, Lessor may effect such insurance as agent for Lessee, by taking out policies in companies selected by Lessor, and the amount of the premiums paid for such insurance shall be paid by Lessee to Lessor on demand.  Lessor, in addition to Lessor’s other rights and remedies, shall be entitled to recover as damages for any breach of this Article 13 the uninsured amount of any loss, liability, damage, claim, costs and expenses suffered or incurred by Lessor, and shall not be limited in the proof of damages to the amount of the insurance premium not paid by Lessee for such insurance.

14.  Indemnification By Lessee

Lessee shall indemnify and hold Lessor harmless from and against all liabilities, obligations, claims, damages, fines, penalties, interest, causes of action, costs and expenses, including reasonable attorneys’ fees (but excluding any income or excess profits or franchise taxes of Lessor determined on the basis of general income or revenue or any interest or penalties in respect thereof), imposed upon or incurred by or asserted against Lessor or the Demised Premises by reason of the occurrence or existence of any of the following, whether or not resulting from any negligent act or omission of Lessor:  Lessee’s use and operation of the Demised Premises or any interest therein, or Lessee’s receipt of any rent or other sum therefrom; any accident, injury to or death of persons (including workers) or loss of or damage to property occurring, or claimed to have occurred, on or about the Demised Premises or any part thereof, or any Improvements now or hereafter erected thereon, or the adjoining sidewalks, curbs, vaults or vault spaces, if any, streets or ways, or appurtenances thereto; any use or condition of the Demised Premises or any part thereof, or any Improvements now or hereafter erect thereon, or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets or ways, or appurtenances thereto; any failure on the part of Lessee promptly and fully to comply with or perform any of the terms, covenants or conditions of this Lease; or performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof.  In the case any suit, action or proceeding is brought against Lessor or filed against the Demised Premises or any part thereof by reason of any such occurrence, Lessee, upon Lessor’s request and at Lessee’s expense, shall resist and defend such suit, action or proceeding, or cause the same to be resisted and defended by counsel designated by Lessee subject to Lessor’s approval which approval shall not be unreasonably withheld.

Tenant shall indemnify and hold harmless Landlord and its successors and assigns from all costs, damages, expenses, liability and harm resulting from any spill, release or presence of toxic or hazardous materials (hereinafter an “Environmental Conditions”) and the violation of any federal, state or local laws addressing environmental matters (hereinafter “Environmental Law”) occurring or existing with respect to any portion of the demised premises, prior to the date on which the Tenant first commenced occupancy of such Premises.

The obligations of Lessee under this Article 14 shall survive the expiration or termination of the Lease Term.

15.  Damage to or Destruction of the Demised Premises

If there is any material damage to or destruction of the Demised Premises or any part thereof, Lessee promptly shall give written notice thereof to Lessor, generally describing the nature and extent of such damage or destruction.

If there is any damage to or destruction of the Demised Premises or any part thereof, Lessee, at Lessee’s expense whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, promptly shall commence and complete, subject to Unavoidable Delays, the restoration, replacement or rebuilding of the Demised Premises as nearly as possible to its value, condition and character immediately prior to such damage or destruction, with such alterations and additions as may be made at Lessee’s election pursuant to and subject to the terms, covenants and conditions of Article 7.  Pending the completion of such Restoration, Lessee shall perform all temporary work and take all such actions as may be necessary or desirable to protect and preserve the Demised Premises.

Insurance proceeds received by Lessor on account of any damage to or destruction of the Demised Premises or any part thereof, less the costs and expenses incurred by Lessor or Lessee in the collection thereof, including without limitation fees and expenses of adjusters and attorneys, shall be applied as hereinafter provided.

Net insurance proceeds received on account of any damage to or destruction of the Demised Premises or any part thereof, unless Lessee is in default under this Lease, shall be paid to Lessee or as Lessee may direct, from time to time as Restoration progresses, to pay or to reimburse Lessee for the cost of Restoration, upon written request of Lessee accompanied by evidence, satisfactory to Lessor that the amount requested has been paid or is then due and payable and is properly a part of such cost, that there are no mechanics’ or similar liens for labor or materials theretofore supplied in connection with the Restoration, and that the balance of said proceeds after making the payment requested will be sufficient to pay the balance of the cost of Restoration.  Upon receipt by Lessor of evidence satisfactory to Lessor that the Restoration has been completed and the cost thereof has been paid in full, and that there are no mechanics’ or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall be paid to Lessor.

Any insurance proceeds held by Lessor on any termination of this Lease and not required to be paid to Lessee pursuant to this Article 15, shall be paid to and retained by Lessor.

16.  Taking of the Demised Premises

If there is a Taking of the fee of the entire Demised Premises, other than for a temporary use, this Lease shall terminate as of the date of such Taking.  In case of a Taking, other than for temporary use, of such perpetual easement on the entire Demised Premises, or of such a substantial part of the Demised Premises, as shall result, in the good faith judgment of Lessor, in the Demised Premises remaining after such Taking (even after Restoration where made) being unsuitable for the use contemplated in this Lease, Lessee may terminate this Lease by written notice to Lessor given within sixty days after such Taking, as of a date specified in such notice within ninety days after such Taking.  Any Taking of the Demised Premises of the character referred to in this Article 16, which results in the termination of this Lease, is referred to herein as a “Total Taking”.

If there is a Taking of the Demised Premises other than a Total Taking, this Lease shall remain in full force and effect as to the principal of the Demised Premises remaining immediately after such Taking, without any abatement or reduction of Rent, except as may be expressly provided in this Article 16, and Lessee, at Lessee’s expense whether or not the awards or payments, if any, on account of such Taking will be sufficient for the purpose, promptly shall commence and complete, subject to Unavoidable Delays, Restoration of the Demised Premises as nearly as possible to its value, condition and character immediately prior to such Taking, except for any reduction in area caused thereby, provided that in case of a Taking for temporary use Lessee shall not be required to effect Restoration (other than temporary work and actions necessary or desirable for the protection of the Demised Premises) until such Taking for a temporary use is terminated.

Awards and other payments on account of a Taking, less fees, costs and expenses incurred in connection therewith, shall be applied as follows:

(a)  Net awards and payments received on account of a Taking, other than a Taking for temporary use or a Total Taking, shall be held and applied from time to time as Restoration progresses, to pay or to reimburse Lessee for the cost of Restoration, upon written request of Lessee accompanied by evidence, satisfactory to Lessor, that the amount requested has been paid or is then due and payable and is properly a part of such cost, that there are no mechanics’ or similar liens for labor or materials theretofore supplied in connection with the Restoration, and that the balance of said proceeds after making the payment requested will be sufficient to pay the balance of the cost of Restoration.  Upon the completion of the Restoration, the balance, if any, of such awards and payments shall be paid to and retained by Lessor.

(b)  Net awards and payments received on account of a Taking for temporary use shall be held and applied to the payment of Rent until such Taking for temporary use is terminated and Restoration, if any, has been completed, provided that, if any portion of such award or payment is made by reason of any damage to or destruction of the Demised Premises, such portion shall be held and applied as provided in the first sentence of clause (a) of this Article 16.  The balance, if any, of such awards and payments, unless Lessee is in default hereunder, shall be paid to Lessee.

(c)  All awards and payments received on account of a Total Taking shall be paid to Lessor.

Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter, Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee’s claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all fees, costs and expenses incident to the collection thereof, to the curing of any then existing default under this Lease.

If any portion of an award or other payment received on account of a Taking shall be paid to Lessor pursuant to the second sentence of clause (a) of this Article 16, each installment of Fixed Rent hereunder shall be reduced, commencing with the first Rent Payment Date following the date of such payment, by an amount to be computed by multiplying such installment in effect prior to such date by a fraction, the numerator of which is the amount of the award or payment made to Lessor in connection with such Taking after deduction of Lessor’s expenses in the collection of such awards and payments, including without limitation fees and expenses of appraisers and attorneys, and the denominator of which is the fair market value of the Demised Premises as of the commencement date of this Lease as determined by Lessor, acting reasonably, as reduced by the amount of any other such award or payment previously made to Lessor pursuant to the second sentence of clause (a) of this Article 16.

Revocation by any public authority of any license or permit to maintain or use any vault or other area within the streets adjoining the Demised Premises, shall not affect this Lease, or diminish any Rent payable by Lessee hereunder, or diminish any of Lessee’s other obligations hereunder.  Lessee shall comply with and perform all laws, rules, orders, ordinances, regulations and requirements relating to said vaults and other street areas.  Lessee shall pay all fees, charges, taxes and other amounts imposed by reason of the existence or use of said vaults or other street areas.

17.  Quiet Enjoyment

Lessor covenants that so long as Lessee is not in default hereunder in the payment of any Rent or compliance with or the performance of any of the terms, covenants or conditions of this Lease on Lessee’s part to be complied with or performed, Lessee shall not be hindered or molested by Lessor in Lessee’s enjoyment of the Demised Premises.

18.  Right to Cure Lessee’s Default

If Lessee fails to make any payment or to comply with or perform any term, covenant or condition of this Lease to be complied with or performed by Lessee, Lessor may, but shall be under no obligation to, after thirty days’ notice to Lessee (or upon shorter notice, or without notice, if necessary to meet an emergency situation or time limitation of a Legal Requirement), make such payment or perform or cause to be performed such work, labor, services, acts or things, and take such other steps as Lessor may deem advisable, to comply with any such term, covenant or condition which is in default.  Entry by Lessor upon the Demised Premises for such purpose shall not waive or release Lessee from any obligation or default hereunder.  Lessee shall reimburse Lessor (with interest at the rate of ten percent per annum) for all sums so paid by Lessor and all costs and expenses incurred by Lessor in connection with the making of any payments, the performance of any act or other steps taken by Lessor pursuant to this Article 18.

19.  Events of Default and Termination

If any one or more of the following events (“Events of Default”) shall occur:

(a)  if Lessee shall fail to pay any Fixed Rent when as the same becomes due and payable and such failure shall continue for more than five days after notice to Lessee; or

(b)  if Lessee shall fail to pay any Rent, other than Fixed Rent, when and as the same becomes due and payable and such failure shall continue for more than ten days after notice to Lessee; or

(c)  if Lessee shall fail to comply with or perform any term, covenant or condition of Articles 8, 9, 10 or 13, and such failure shall continue for more than thirty days after Lessee receives notice of such failure, regardless of the source of such notice; or

(d)  if Lessee shall fail to comply with or perform any other term, covenant or condition hereof, and such failure shall continue for more than thirty days after notice thereof from Lessor, and Lessee within said period, subject to Unavoidable

Delays, shall not commence with due diligence and dispatch the curing of such default, or, having so commenced, thereafter shall fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default for reasons other than Unavoidable Delays; or

(e)  if Lessee shall make a general assignment for the benefit of creditors, or shall admit in writing Lessee’s inability to pay Lessee’s debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting, or shall fail to contest, the material allegations of a petition filed against Lessee in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or any material part of Lessee’s properties; or

(f)  if, within ninety days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety days after the appointment without the consent of acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee or of any material part of Lessee’s properties, such appointment shall not have been vacated; or

(g)  if a final judgment for the payment of money in excess of $50,000 shall be rendered against Lessee and, within sixty days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty days after the expiration of any such stay, such judgment shall not have been discharged;

then, and in any such Event of Default, regardless of the pendency of any proceeding which has or might have the effect of preventing Lessee from complying with the terms, covenants or conditions of this Lease, Lessor, at any time thereafter may give a written termination notice to Lessee, and on the date specified in such notice (which shall be not less than 15 days after such notice) this Lease shall terminate and, subject to Article 25, the Lease Term shall expire and terminate by limitation, and all rights of Lessee under this Lease shall cease, unless before such date (i) all arrears of Rent (with interest at the rate of ten percent per annum) and all costs and expenses, including reasonable attorneys’ fees, incurred by or on behalf of Lessor hereunder, shall have been paid by Lessee, and (ii) all other defaults at the time existing under this Lease shall have been fully remedied to the satisfaction of Lessor.  Lessee shall reimburse Lessor for all costs and expenses, including reasonable attorneys’ fees, incurred by or on behalf of Lessor occasioned by or in connection with any default by Lessee under this Lease.

20.  Repossession

If an Event of Default shall have occurred and be continuing, Lessor, whether or not the Lease Term shall have been terminated pursuant to Article 19, may enter upon and repossess the Demised Premises or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property therefrom.

21.  Reletting

At any time or from time to time after the repossession of the Demised Premises or any part thereof pursuant to Article 20, whether or not the Lease Term shall have been terminated pursuant to Article 19, Lessor may (but shall be under no obligation to) relet the Demised Premises or any part thereof for the account of Lessee, for such term or terms (which may be greater than or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Lessor, in Lessor’s absolute discretion, may determine, and may collect and receive the rents therefrom.  Lessor, at Lessor’s option, may make such alterations and decorations in the Demised Premises as Lessor, in Lessor’s sole judgment, considers necessary or advisable for the purpose of reletting the Demised Premises or any part thereof, and the making of such alterations and decorations shall not operate or be construed to release Lessee from any liability under this Lease.  Lessor shall not be responsible or liable for any failure to relet the Demised Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

22.  Assignment of Subrents

Lessee hereby irrevocably assigns to Lessor all rents due or to become due from any assignee of Lessee’s interest hereunder and any sublessee or any tenant or occupant of the Demised Premises or any part thereof, together with the right to collect and receive such rents, provided that, so long as Lessee is not in default under this Lease, such assignment shall not become effective and Lessee shall have the right to collect such rents for Lessee’s own use and purposes.  Upon any default by Lessee under this Lease, Lessor shall have absolute title to such rents and the absolute right to collect the same.  Lessor shall apply to the Rent due under this Lease the net amount (after deducting all costs and expenses incident to the collection thereof and the operation and maintenance, including repairs, of the Demised Premises) of any rents so collected and received by Lessor.  Lessee shall not demand or accept from any sublessee, tenant or occupant of the Demised Premises or any part thereof, any payment, prepayment or advance payment in respect of more than one rental period under the applicable sublease and in no event shall Lessee demand or accept any payment, prepayment or advance payment for a period exceeding one month.

23.  Lessee’s Equipment

All Lessee’s Equipment shall be the property of Lessee.

Any Lessee’s Equipment not removed by Lessee, at Lessee’s expense, within thirty days after any repossession of the Demised Premises, whether or not this Lease has been terminated, shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor; and Lessee shall pay Lessor, on demand, all costs and expenses incurred by Lessor in removing, storing or disposing of any of Lessee’s Equipment.  Lessee shall immediately repair at Lessee’s expense all damage to the Demised Premises caused by any removal of Lessee’s Equipment therefrom, whether effected by Lessee or by any other person.  Lessor shall not be responsible for any loss or damage to Lessee’s Equipment.

24.  Security Deposit

Lessee has deposited with Lessor the sum of $59,500.00 as security for the full and faithful observance and performance by Lessee of the terms, covenants and conditions of this Lease.  If Lessee defaults in the observance or performance of any term, covenant or condition of this Lease, including without limitation the payment of Rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Lessee is in default or for any sum which Lessor may expend or may be required to expend by reason of Lessee’s default, including without limitation any damages or deficiency accrued before or after summary proceedings or other reentry by Lessor.  If Lessee shall fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease, the security, without interest, shall be returned to Lessee after the end of the Lease Term and after delivery of entire possession of the Demised Premises to Lessor.

In the event of a sale, transfer or leasing of the Demised Premises by Lessor, Lessor shall have the right to transfer the security to the vendee, transferee or lessee, and Lessor thereupon shall be released by Lessee from all liability for the return of such security.  Lessee agrees to look solely to such new owner or landlord for the return of said security.  The provisions of this paragraph shall apply to every transfer or assignment of the security to a new owner or landlord.  Lessee shall not assign or encumber or attempt to assign or encumber the security, and neither Lessor nor the successors or assigns of Lessee shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance.

If Lessor applies or retains all or any portion of the security, Lessee on demand shall pay to Lessor the amount so applied or retained which shall be added to the security so that the same shall be replenished to its former amount and so that at all times the amount deposited shall be $59,500.00.

25.  Survival of Lessee’s Obligations and Damages

No expiration or termination of the Lease Term pursuant to this Lease, by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to this Lease or otherwise, shall relieve Lessee of Lessee’s obligations or liabilities hereunder, all of which shall survive such expiration, termination or repossession.

In the event of any such expiration, termination or repossession, Lessee shall pay to Lessor all Rent up to the time of such expiration, termination or repossession, together with all costs and expenses incurred by Lessor in connection with such termination or repossession including attorneys’ fees, and thereafter Lessee, until the end of what would have been the Lease Term in the absence of such expiration, termination or repossession, and whether or not the Demised Premises or any part thereof shall have been relet, shall be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed and current damages for Lessee’s default, (a) all Rent which would be payable under this Lease by Lessee in the absence of such expiration, termination or repossession, less (b) all net rents collected by Lessor from the tenants or subtenants of the Demised Premises, if any, and the net proceeds, if any, of any reletting affected for the account of Lessee pursuant to Article 21 after deducting from such proceeds all Lessor’s expenses in connection with such reletting and other sums owed Lessor, including without limitation all repossession costs, brokerage commissions, legal and accounting expenses, attorneys’ fees, employees’ expenses, promotional expenses, reasonable alteration costs, and expenses of preparation for such reletting.  Lessee shall pay such current damages monthly on the Rent Payment Dates applicable in the absence of such expiration, termination or repossession, and Lessor shall be entitled to recover the same from Lessee on each such date.  Any suit brought to collect said amounts for any month or months shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by similar action or proceeding.

At any time after such expiration, termination or repossession, whether or not Lessor shall have collected any current damages as aforesaid, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee’s default and in lieu of all current damages beyond the date of such demand, an amount equal to the excess, if any, of (a) all Rent which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full Lessee’s obligation under the preceding paragraph of this Article 25 to pay current damages) until what would be the then unexpired Lease Term in the absence of such expiration, termination or repossession, over (b) the then fair net rental value of the Demised Premises for the same period.  In determining said fair net rental value, the rent realized by any reletting of the Demised Premises, if such reletting is upon terms (other than rental amounts) generally comparable to the terms of this Lease, shall be deemed to be said fair net rental value.  Upon the payment of such final damages, this Lease, if not already terminated, shall be deemed terminated.  If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

26.  Injunction

Lessor, in addition to all other rights, powers and remedies and notwithstanding the concurrent pendency of summary or other dispossess proceedings, at Lessor’s option, shall have the right at all times during the Lease Term to restrain by injunction any violation or attempted violation by Lessee of any of the terms, covenants or conditions of this Lease, and to enforce by injunction any of such terms, covenants or conditions.

27.  Waivers

To the extent permitted by law, Lessee waives:  any notice of reentry or of the institution of legal proceedings to that end; any right of redemption, reentry or repossession; any right to trial by jury in any action or proceeding or in any matter in any way connected with this Lease or the Demised Premises; and the benefit of any laws now or hereafter in force exempting property for rent or for debt.

No failure by Lessor or Lessee to insist upon the strict performance of and compliance with any term, covenant or condition hereof or to exercise or enforce any right, power or remedy consequent upon a breach thereof, and no submission by Lessee or acceptance by Lessor of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term, covenant or condition.  No waiver of any breach of any term, covenant or condition of this Lease shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights, powers or remedies of Lessor or Lessee with respect to any other then existing or subsequent breach.

28.  Lessor’s Remedies Cumulative

All of the rights, powers and remedies of Lessor provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise, shall be deemed to be separate, distinct, cumulative and concurrent.  No one or more of such rights, powers or remedies, nor any mention of reference to any one or more of them in this Lease, shall be deemed to be in the exclusion of, or a waiver of, any other rights, powers or remedies provided for in this Lease, or now or hereafter existing at law or in equity, or by statute or otherwise.  The exercise or enforcement by Lessor of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise or enforcement by Lessor of any or all of such other rights, powers or remedies.

29.  Assignment, Subletting and Mortgages

Lessee expressly covenants that Lessee shall not voluntarily or involuntarily assign, encumber, mortgage or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or suffer or permit the Demised Premises or any part thereof to be used or occupied by others (other than to an affiliate of the Lessee and to a residential sub-tenant of 3 North Street), by operation of law or otherwise, without the prior written consent of Lessor in each instance which consent shall not be unreasonably withheld.  Absent such consent, any act or instrument purporting to do any of the foregoing shall be null and void.

If this Lease is assigned, whether or not in violation of the terms of this Article 29, Lessor may collect Rent from the assignee.  If the Demised Premises or any part thereof are sublet or occupied by anybody other than Lessee, Lessor, after any default by Lessee, may collect rent from the subtenant or occupant, and apply the net amount collected to the Rent due hereunder.  Such collection of rent by Lessor shall not be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Lessee from the further observance and performance by Lessee of the terms, covenants and conditions of this Lease.

The consent by Lessor to an assignment, encumbrance, transfer or subletting shall not in any way be deemed consent to any further assignment, encumbrance, transfer or subletting.  In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without the prior written consent of Lessor in each instance, and each permitted sublease shall so provide in its terms.

If Lessee requests Lessor’s consent to a specific assignment or subletting, Lessee shall first submit to Lessor in writing:  the name and address of the proposed assignee or sublessee; a counterpart of the proposed agreement of assignment or sublease and all other instruments or agreements pertaining thereto; such information as to the nature and character of the business of the proposed assignee or sublessee and as to the nature of its proposed use of the space, as Lessor reasonably may request; banking, financial or other credit information relating to the proposed assignee or sublessee sufficient to enable Lessor to determine the financial responsibility and character of the proposed assignee or sublessee; and a statement of all sums or other consideration paid or to be paid to Lessee by or for the account of the assignee or sublessee for or in connection with such assignment or sublease, including without limitation sums paid or to be paid for the sale or rental of Lessee’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property.

Any such consent of Lessor shall be subject to the terms of this Lease and conditional upon there being no default by Lessee, beyond any grace period, under any term, covenant or condition of this Lease at the time that Lessor’s consent is requested and on the date of the commencement of the term of any such proposed sublease or the effective date of any such proposed assignment.

Upon receiving Lessor’s written consent, a duly executed copy of the sublease or assignment shall be delivered to Lessor within thirty days after execution thereof.  Any such sublease shall provide that the sublessee shall comply with all applicable terms, covenants and conditions of this Lease to be observed or performed by Lessee hereunder.  Any such assignment shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be observed or performed by Lessee.

The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or of a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease.  The transfer of outstanding capital stock of any corporate tenant or subtenant, for purposes of this Article 29, shall not include a sale of such stock by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended, effected through any “over the counter” market or recognized stock exchange.

30.  Subordination and Attornment

This Lease, and all rights of Lessee hereunder, are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Demised Premises, whether or not such mortgages shall also cover other lands or buildings, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, replacements, spreaders, consolidations and extensions of such mortgages provided such mortgage shall include a non disturbance provision with respect to this Lease.  In the event of any sale of the Demised Premises in a foreclosure of any such mortgage or the exercise by the holder of any such mortgages of any other remedies provided for by law or in such mortgage, Lessee, upon written request of the holder of the mortgage or the purchaser at such foreclosure or any person succeeding to the interest of the holder of the mortgage, shall attorn to such holder, purchaser or successor in interest, as the case may be, without change in the terms, covenants or conditions of this Lease.  This Lease shall not be deemed to be terminated by any foreclosure proceedings or other remedies for the enforcement of the mortgage by such holder, purchaser or successor in interest.  The provisions of this Article 30 shall be self-operative and no further instrument of subordination and/or attornment shall be required.  In confirmation of such subordination and/or attornment, Lessee promptly shall execute and deliver at Lessee’s expense any instrument that Lessor or the holder of any such mortgage may reasonably request to evidence such subordination and/or attornment; and Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Lessee.

31.  Entry by Lessor

Lessor and the authorized representatives of Lessor shall have the right to enter the Demised Premises at all reasonable times for the purpose of inspecting the same or for the purpose of doing any work permitted to be done by Lessor under this Lease, and to take all such actions thereon as may be necessary or appropriate for any other purpose.  Nothing contained in this Lease shall create or imply any duty on the part of Lessor to make any such inspection or do any such act.  Lessor and representatives of Lessor shall have the right to enter the Demised Premises at all reasonable times for the purpose of showing the Demised Premises to prospective purchasers or mortgagees, and at any time during the twelve month period preceding the expiration or termination of this Lease for the purpose of showing the same to prospective tenants, and within said period to display on the Demised Premises advertisements for sale or letting if such advertisements do not interfere unreasonably with the business then conducted on the Demised Premises.  No such entry shall constitute an eviction of Lessee.

32.  Conveyance by Lessor

If the original or any successor Lessor shall convey or otherwise dispose of the Land and Improvements, Lessor shall thereupon be released from all obligations and liabilities of Lessor under this Lease (except those accruing prior to such conveyance or other disposition), and such obligations and liabilities shall be binding solely on the then owner of the Land and Improvements.

In any action brought to enforce the obligations or liabilities of Lessor under this Lease, any judgment or decree shall be enforceable against Lessor only to the extent of Lessor’s interest in the Land and Improvements, and no such judgment shall be the basis of execution on, or be a lien on, assets of Lessor other that Lessor’s interest in the Land and Improvements.

33.  No Merger of Title

There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Demised Premises by reason of the fact that the same person may own or hold (a) the leasehold estate created by this Lease or any interest therein, and (b) the fee estate in the Demised Premises or any interest in such fee estate.  No such merger shall occur unless and until all persons having any interest in the leasehold estate created by this Lease, and in the fee estate in the Demised Premises, shall join in a written instrument effecting such merger and shall duly record the same.

34.  Acceptance of Surrender

No modification, termination or surrender of this Lease or surrender of the Demised Premises or any part thereof or of any interest therein by Lessee shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by any representative or agent of Lessor, other than such a written agreement and acceptance, shall constitute an acceptance thereof.

35.  Holdover Tenancy

If Tenant holds possession of the Premises after the term of this Lease, Tenant shall become a tenant from month to month under the provisions herein provided, but at a monthly rental of One Hundred Fifty Percent (150%) of the rent for the last month of the expired term without the requirement for demand or notice by Landlord to Tenant demanding delivery of possession of said Premises which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Landlord, or until Tenant shall have vacated the Premises.

36.  End of Lease Term

Upon the expiration or termination of the Lease Term, Lessee shall quit, surrender and deliver to Lessor the Demised Premises with the Improvements thereon in good order and condition, ordinary wear and tear excepted, and shall remove all Lessee’s Equipment therefrom.

If Lessee vacates the Demised Premises at any time prior to the expiration or termination of this Lease, Lessee shall cause the Demised Premises to be patrolled by armed guards on a 24 hour basis so as to prevent vandalism or other damage to the Demised Premises.

37.  Options to Extend Lease Term

Lessee shall have two options to extend the Lease Term each for an additional FIVE YEARS, subject to all of the terms, covenants and conditions of this Lease.  During the first such five year extension period, Lessee shall pay fixed rent at the rate of $450,000 per annum and shall pay all other items of Rent during the first extension period.

If the aforesaid first option has been duly exercised, Lessee shall have a second option to extend the Lease Term for an additional FIVE YEARS, subject to all of the terms, covenants and conditions of this Lease.  During said second extension of the Lease Term, Lessee shall pay Fixed Rent at the greater of (i) the Fixed Rent in effect on the last day of the first extension period or (ii) the fair market value rent at the time of the exercise of the second option and shall pay all other items of Rent during the second extension period.

To be effective, Lessee must give Lessor written notice of Lessee’s election to extend the Lease Term not less than 180 DAYS prior to the expiration of the then existing Lease Term.  Lessee’s right to extend the Lease Term pursuant to this Article 36 shall be conditioned upon there being no default by Lessee in the observance or performance of any of the terms, covenants and conditions of this Lease either at the time of the exercise of the option or on the expiration of the then existing Lease Term.

38.  Brokerage

Lessor and Lessee each represents and warrants to the other that such party has not dealt with any broker or finder in connection with the Demised Premises or this Lease.  Lessor and Lessee each agrees to indemnify and hold the other harmless from and against any and all commission, liability, claim, loss, damage or expense, including reasonable attorneys’ fees, arising from any claims for brokerage or any other fee or commission by any person with whom such party has dealt.

39.  Definitions

As used in this Lease, the following terms have the following respective meanings:

“default” — any condition or event which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default.

“Demised Premises” — as defined in Article 1.

“Event of Default” — as defined in Article 19.

“Fixed Rent” — as defined in Article 2.

“Impositions” — all taxes, assessments (including without limitation all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Lease Term), water and sewer rents and charges, charges for public utilities, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges of every nature and kind whatsoever (including all interest and penalties thereon), in each case, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character, which at any time during or in respect of the Lease Term may be assessed, levied, charged, confirmed or imposed on or in respect of or be a lien upon (a) the Demised Premises or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of or activity conducted on the Demised Premises or any part thereof.  The term “Impositions” shall exclude, however, any income taxes assessed against Lessor, franchise, estate, inheritance or transfer taxes of Lessor, or any tax or charge in replacement or substitution of the foregoing or of a similar character; provided, however, that if at any time during the Lease Term the then prevailing method of taxation or assessment shall be changed so that the whole or any part of the Impositions theretofore payable by Lessee as above provided, shall instead be levied, charged, assessed or imposed whole or partially on the rents received by Lessor from the Demised Premises, or shall otherwise be imposed against Lessor in the form of a franchise tax or otherwise, then Lessee shall pay the same (and the same shall be deemed Impositions) at least twenty days prior to the last day upon which the same may be paid without interest or penalty for the late payment thereof.

“Improvements” — as defined in Article 1.  The term “Improvements” shall include all fixtures, equipment and machinery now situate on or appurtenant to the Improvements referred to in Article 1, other than Lessee’s Equipment.

“Insurance Requirements” — all terms of any insurance policy covering or applicable to the Demised Premises or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters, or its successor or any other body exercising similar functions, applicable to or affecting the Demised Premises or any part thereof or any use or condition of the Demised Premises or any part thereof.

“Land” — as defined in Article 1.

“Lease” — this Lease, as at the time amended, modified or supplemented.

“Lease Term” — as defined in Article 1, as the same may be extended or renewed.

“Legal Requirements” — all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Demised Premises or any part thereof, or the Improvements now or hereafter located thereon, or the facilities or equipment therein, or any of the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways, or the appurtenances to the Demised Premises or the franchises and privileges connected therewith, or any use or condition of the Demised Premises or any part thereof.  Legal Requirements shall include the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and all other applicable environmental laws and regulations, and all requirements to be complied with pursuant to any certificate of occupancy affecting the Demised Premises.

“Lessee’s Equipment” — all fixtures, machinery, apparatus, furniture, furnishings and other equipment and all temporary or auxiliary structures installed by or at the request of Lessee in or about the Demised Premises or any part thereof, which (a) are not used and are not procured for use, in whole or in part, in connection with the operation, maintenance or protection of the Demised Premises, and (b) are removable provided any damage to the Demised Premises caused by such removal shall be repaired at Lessee’s expense.

“person” — an individual, a corporation, an association, a partnership, a joint venture, an organization, or other business entity, or a governmental or political unit or agency.

“Rent Payment Date” — as defined in Article 2.

“Restoration” — all restorations, replacements, rebuildings, alterations, additions, temporary repairs and property protection to be performed in connection with a Taking of the Demised Premises or the damage to or destruction of the Demised Premises.

“Taking” — a taking during the Lease Term of all or any part of the Demised Premises, or any leasehold or other interest therein or right accruing thereto, as the result of the exercise of the right of condemnation or eminent domain or a sale in lieu or in anticipation of such exercise or a change or grade affecting the Demised Premises or any part thereof.

“Total Taking” — as defined in Article 16.

“Unavoidable Delays” — delays due to strikes, acts of God, governmental restrictions, enemy action, riot, civil commotion, fire, unavoidable casualty or other causes beyond the control of Lessee, provided that no delay shall be deemed an Unavoidable Delay if the Demised Premises or any part thereof or interest therein or any Rent would be in any danger of being sold, forfeited, lost or interfered with, or if Lessor or Lessee would be in danger of incurring any civil or criminal liability for failure to perform the required act.  Lack of funds shall not be deemed a cause beyond the control of Lessee.

40.  Notices

All notices, demands, elections and other communications desired or required to be delivered or given under this Lease shall be in writing, and shall be deemed to have been delivered and given when delivered by hand, or on the third business day after the same have been mailed by first class registered or certified mail, postage prepaid, enclosed in a securely sealed envelop addressed to the party to which the same is to be delivered or given at such party’s address as set forth in this Lease or at such other address as said party shall have designated in writing in accordance with this Article 39.

41.  Communications Tower

Landlord shall have the right to locate communication tower or towers on the Premises provided structure and related equipment housing and related constructions does not materially interfere with Tenant’s business. Landlord reserves the right for reasonable access for itself and other in connection with such Tower(s).

41.  Miscellaneous

All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, unenforceable or not entitled to be recorded under any applicable law.  If any term, covenant or condition of this Lease shall be held to be invalid, illegal or unenforceable, the validity of the other terms, covenants and conditions of this Lease shall in no way be affected thereby.  If any interest provided for herein shall be deemed to be in excess of the maximum amount permitted under applicable law, Lessee shall be deemed to be entitled to the maximum amount permitted under applicable law.

Lessor and Lessee agree that a memorandum of this Lease, but not this Lease, may be recorded by Lessee, at Lessee’s expense.

The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof.  This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

This Lease may be changed or modified only by an instrument in writing signed by the party against which enforcement of such change or modification is sought.

Subject to Articles 29 and 32, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above written.

NORTH STREET ASSOCIATES LLC
ATTEST:		By: Hempstead LLC

		By	/s/ Simon Alishayev
President

By
Secretary

ATLANTIC EXPRESS TRANSPORTATION
CORP.

		By	/s/ Domenic Gatto
President

By
Secretary